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                                                                   EXHIBIT 10.16

                            INDEMNIFICATION AGREEMENT

                  AGREEMENT dated as of the 7th day of April 1999 between Nelson Communications Inc., a Delaware corporation (the "Indemnitor"), and the person named as Indemnitee on the signature page of this Agreement (the "Indemnitee").

                              W I T N E S S E T H :

                  WHEREAS, in recognition of the Indemnitee's need for substantial protection against personal liability arising out of his service to the Indemnitor or its subsidiaries and affiliates, and to induce the Indemnitee to continue to serve as a director, officer, employee, agent or fiduciary of the Indemnitor or various of its subsidiaries and affiliates, the Indemnitor wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee as set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1.       Definitions.

                           (a) Change in Control. A Change in Control shall be
deemed to have occurred if (i) (x) prior to the consummation of an Initial
Public Offering, Wayne K. Nelson and members of his immediate family, entities controlled by any of them and trusts for the benefit of any of the foregoing (collectively, "Nelson Stockholders"), in the aggregate, "beneficially own" (as defined in Rule 13d- 3 under the Securities Exchange Act of 1934, as amended
(the "Act"))(on a fully diluted basis) less than a majority of the outstanding Voting Securities or (y) subsequent to the consummation of an Initial Public Offering, any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Indemnitor or a corporation owned directly or indirectly by the stockholders of the Indemnitor in substantially the same proportions as their ownership of stock of the Indemnitor, is or becomes the beneficial owner (on a fully diluted basis), directly or indirectly, of securities of the Indemnitor representing 33-1/3% or more of the total voting power represented by the Indemnitor's then outstanding Voting Securities, and the Nelson Stockholders then beneficially own (on a fully diluted basis) a lesser percentage of Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Indemnitor and any new director whose election by the Board of Directors or nomination for election by the Indemnitor's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or
(iii) the stockholders of the Indemnitor approve a merger or consolidation of the Indemnitor with any other corporation,
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other than a merger or consolidation which would result in the Voting Securities of the Indemnitor outstanding immediately prior to such a merger or consolidation continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Indemnitor or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Indemnitor approve a plan of complete liquidation of the Indemnitor or an agreement for the sale or disposition by the Indemnitor (in one transaction or a series of transactions) of all or substantially all the Indemnitor's assets.

                           (b) Initial Public Offering. A primary underwritten
public offering of Voting Securities.

                           (c) Potential Change in Control. Shall be deemed to
have occurred if (i) the Indemnitor enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control;
(ii) any person (including the Indemnitor) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) subsequent to the consummation of an Initial Public Offering, and at such time as Nelson Stockholders do not own at least 33-1/3% of the outstanding Voting Securities, any person (other than Nelson Stockholders, a trustee or other fiduciary holding securities under an employee benefit plan of the Indemnitor acting in such capacity or a corporation owned, directly or indirectly, by the stockholders of the Indemnitor in substantially the same proportions as their ownership of stock of the Indemnitor), who is or becomes the beneficial owner, directly or indirectly, of securities of the Indemnitor representing 15% or more of the combined voting power of the Indemnitor's then outstanding Voting Securities increases his beneficial ownership of such securities by 5% or more over the percentage then owned by such person; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                           (d) Reviewing Party. Any appropriate person or body
consisting of a member or members of the Indemnitor's Board of Directors including the Special Independent Counsel referred to in Section 2(d) (or, to fullest extent permitted by law, any other person or body appointed by the Board), who is not a party to the particular claim for which Indemnitee is seeking indemnification.

                           (e) Voting Securities. Any securities of the
Indemnitor which vote generally in the election of directors.

                  20.      Indemnification.

                           (a) The Indemnitor hereby agrees to promptly
indemnify the Indemnitee, to the fullest extent permitted by law, in the event the Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any action, suit or proceeding (including any appeal), whether civil, criminal,
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administrative, investigative or other, relating to any occurrence or event before or after the date hereof, by reason of the fact that the Indemnitee is or was a director, officer, employee, fiduciary or agent of the Indemnitor or any of its subsidiaries or affiliates, or is or was serving at the request of the Indemnitor or any of its subsidiaries or affiliates as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including but not limited to any such action, suit or proceeding (including any appeal), whether civil, criminal, administrative, investigative or other by any third party or by or in the right of the Indemnitor or any of its subsidiaries or affiliates or any such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (hereinafter called a "Claim"), for and against expenses, including attorneys' fees, and all other costs, charges and expenses paid, incurred by or assessable against the Indemnitee in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness in or participate in, any Claim (collectively, "Expenses") and judgments, fines, penalties, taxes (including excise taxes), and amounts paid or to be paid in settlement (including all interest, assessments and other charges paid or payable in respect of the foregoing) incurred by the Indemnitee in connection with any Claim (collectively, "Damages").

                           (b) If requested by the Indemnitee, the Indemnitor
shall, upon presentation of bills, statements of account or invoices for Expenses relating to a Claim, advance to or pay on behalf of the Indemnitee, within 10 days of such request, any and all Expenses shown on such bills, statements or invoices relating to such Claim (an "Expense Advance"), upon receipt of a written undertaking by or on behalf of the Indemnitee to repay such Expense Advance in the event of a final determination, adjudication or judgment (as to which all rights of appeal have been exhausted or have lapsed) that the Indemnitee is not entitled to indemnification pursuant to this Agreement.

                           (c) Notwithstanding the foregoing, (i) the
obligations of the Indemnitor under Sections 2(a) and 9 hereof shall be subject to the condition that any Reviewing Party shall not have determined (in a written opinion, in any case in which the Special Independent Counsel referred to in Section 2(d) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Indemnitor to make an Expense Advance pursuant to Section 2(b) and 9 hereof shall be subject to the condition that if, when and to the extent that any Reviewing
Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Indemnitor shall be entitled to be reimbursed by Indemnitee for all such amounts paid; provided, however, that if Indemnitee has commenced, or commences no later than 30 days after such determination by a Reviewing Party, legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by a Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Indemnitor for any Expense Advance until a final judicial determination is made (as to which all rights of appeal have been exhausted or lapsed). If there has not been a Change in Control, a Reviewing Party shall be selected by the Board of Directors, and if there has been a Change in Control, a Reviewing Party shall be the Special Independent Counsel referred to in Section 2(d). If there has been no appointment or no determination by a Reviewing Party or if a Reviewing Party determines that Indemnitee
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substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court having subject matter jurisdiction and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party, including the legal or factual basis, and the Indemnitor consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Indemnitor and Indemnitee.

                           (d) The Indemnitor agrees that if there is a Change
in Control of the Indemnitor (other than a Change in Control which has been approved by a majority of the Indemnitor's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement, the Indemnitor's Articles of Incorporation, or the Indemnitor's Bylaws in effect relating to Claims for which indemnification may be available under this Agreement, the Company shall seek legal advice only from a Special Independent Counsel ("Special Independent Counsel") selected by Indemnitee and approved by the Indemnitor (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Indemnitor or Indemnitee within the last five years (other than in connection with such matters). Such Special Independent Counsel, among other things, shall render its written opinion to the Indemnitor and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Indemnitor agrees to pay the reasonable fees of the Special Independent Counsel referred to above and may fully indemnify such Special Independent Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement.

                           (e) In the event of a Potential Change in Control,
the Indemnitor shall, upon written request by Indemnitee, create a trust (a "Trust") for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim for which indemnification may be available under this Agreement, and any and all Damages relating to any and all Claims for which indemnification may be available under this Agreement from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by a Reviewing Party, in any case in which the Special Independent Counsel referred to above is involved. The terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the Trustee shall advance, within 10 days of a request by Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Indemnitor under Section 2(c) of this Agreement, (iii) the Trust shall continue to be funded by the Indemnitor in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to the Indemnitor upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may
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be, that the Indemnitee has been fully indemnified under the terms of this
Agreement. The Trustee shall be a bank or trust company or other individual or entity chosen by the Indemnitee and acceptable and approved of by the Indemnitor. Nothing in this Section 2(e) shall relieve the Indemnitor of any of its obligations under this Agreement.

                           (f) In the event that the Indemnitee demands
indemnification hereunder as a result of any Claim, the Indemnitee shall, in a timely manner, provide the Indemnitor with notice of such Claim and shall make available to the Indemnitor all information in the Indemnitee's possession that relates to such Claim. The Indemnitor shall have the right, but not the obligation, to control the defense of the Indemnitee from such Claim at the Indemnitor's sole cost and expense and by counsel mutually acceptable to the Indemnitor and the Indemnitee. In the event that the Indemnitor shall elect to exercise such right to control such defense, the Indemnitee shall have the right to participate in such defense at his sole expense and through counsel of his choice, unless Indemnitee shall have reasonably concluded, based on the opinion reasonably satisfactory to Indemnitor of Indemnitee's counsel, that there may be a conflict of interest between Indemnitor and Indemnitee in the conduct of the defense of such action in which case the reasonable fees and expenses of Indemnitee's separate counsel shall be at the expense of Indemnitor. No Claim shall be settled or compromised without the consent of the Indemnitor, which shall not be unreasonably withheld, unless the Indemnitor shall have failed, after the lapse of a reasonable time, but in no event more than 30 days after notice to the Indemnitor of such proposed settlement or compromise, to notify the Indemnitee of the Indemnitor's reasonable objection thereto. The Indemnitor may not settle or compromise any Claim over the objection of the Indemnitee if such settlement or compromise would result in the incurrence of any liability by the indemnitee for which no indemnification is provided hereunder. The Indemnitee's failure to give timely notice or to provide copies of documents or to furnish information in connection with any Claim shall not constitute a defense to any claim for indemnification by the Indemnitee hereunder except, and only to the extent that the Indemnitor is materially prejudiced thereby. Whether or not the Indemnitor chooses to defend any Claim, the parties hereto shall fully cooperate in the defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                           (g) Indemnitor expressly confirms and agrees that it
has entered into this Agreement and assumed the obligations imposed on Indemnitor hereby in order to induce Indemnitee to continue as a director or executive officer of Indemnitor, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

                  3. Interpretation of Indemnity. It is agreed between the parties that, although the indemnities and other protections given by the Indemnitor to the Indemnitee are considered necessary, fair and reasonable, if it should be found that any of the provisions are void as going beyond that which is permitted by law and if by deleting part of the wording or by substituting a more restricted indemnity or protection than that set out in
Section 2 such provision would be valid and enforceable, there shall be substituted such more restricted indemnity or other provision or such deletions shall be made as shall render Section 2 or such part thereof valid and enforceable; provided, however, that the terms of such substituted indemnity or other provision or such deletions shall be consistent with the provisions of
Section 15.
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                  4. Partial Indemnity; Successful Defense; Burden of Proof. If
the Indemnitee is entitled under any provisions of this Agreement to indemnification by the Indemnitor for some or a portion of the Expenses and Damages but not, however, for all of the total amount thereof, the Indemnitor shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or in defense of any issue or matter therein, the Indemnitee shall be indemnified against any and all Expenses and Damages. In connection with any determination by action of the Board of Directors of Indemnitor, arbitration agency or court of competent jurisdiction regarding whether the Indemnitee is or is not entitled to be indemnified hereunder, the burden of proof shall be on the Indemnitor to establish that the Indemnitee is not so entitled.

                  5. No Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order or settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or had any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.

                  6. Contribution. In the event that the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Indemnitor, in lieu of indemnifying the Indemnitee, shall contribute to the Expenses and Damages, in such proportion as is deemed fair and reasonable in light of all of the circumstances of the related Claim by the Board of Directors of the Indemnitor or by the arbitrator, agency or court before which such Claim was brought in order to reflect (i) the relative benefits received by the Indemnitor, or any subsidiary or affiliate of the Indemnitor, and the Indemnitee as a result of the events and/or transactions giving rise to such Claim; and/or (ii) the relative fault of the Indemnitor or any subsidiary or affiliate of the Indemnitor (and its directors, officers, employees and agents) and the Indemnitee in connection with such events and/or transactions.

                  7. Notice to the Indemnitor by the Indemnitee. The Indemnitee agrees to notify the Indemnitor promptly in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any action which may result in a claim for indemnification or contribution hereunder.

                  8. Arbitration. Any controversy or claim arising out of a denial or threatened denial of indemnification to the Indemnitee under this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York or in such other location mutually agreed to by the parties hereto. The arbitration award shall include attorneys' fees and costs to the prevailing party.

                  9. Indemnification for Additional Expenses. The Indemnitor shall indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall, upon presentation of bills, statements of account or invoices for Expenses, within 30 business days of
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such request advance such Expenses shown on such bills, statements or invoices to the Indemnitee, which are incurred by the Indemnitee in connection with any claim asserted by or action brought by the Indemnitee for (i) indemnification or advance payment of Expenses by the Indemnitor under this Agreement, any other agreement to which the Indemnitor and Indemnitee are parties, or any provision of the Indemnitor's certificate of incorporation or by-laws now or hereafter in effect relating to Claims and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Indemnitor relating to Claims, upon receipt of a written undertaking by or on behalf of the Indemnitee to repay such Expenses in the event of a final determination, adjudication or judgment (as to which all rights of appeal have been exhausted or have lapsed) that the Indemnitee is not entitled to indemnification.

                  10. Non-exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the certificate of incorporation or by-laws of the Indemnitor or of any subsidiary or affiliate of the Indemnitor, or under applicable law or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any such other provision. It is the intention of the Indemnitor that the Indemnitee be indemnified hereunder to the maximum extent that a corporation organized under the laws of Delaware may indemnify its officers, directors, employees and agents pursuant to the General Corporation Law of the State of Delaware, or if applicable law prohibits indemnification to such extent, to the maximum extent permitted by such applicable law. The Indemnitor may satisfy any of its obligations to the Indemnitee hereunder by causing any subsidiary or affiliate of the Indemnitor to satisfy such obligation on behalf of the Indemnitor.

                  11. Subrogation. In the event of payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all instruments and documents required and shall do everything that may be necessary to secure such rights, including the execution of such instruments and documents as may be necessary to enable the Indemnitor effectively to bring suit to enforce such rights.

                  12. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                  13. Binding Effect. Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and, in the case of the Indemnitor, its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Indemnitor) or, in the case of the Indemnitee, his heirs and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Indemnitor, or any subsidiary or affiliate of the Indemnitor, or any other enterprise at the Indemnitor's request for so long as Indemnitee shall be subject to any possible Claim or Expenses hereunder. The Indemnitor shall require and cause any
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successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, substantially all or a majority of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no succession had taken place.

                  14. Duplicate Payments. The Indemnitor shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable.

                  15. Severability. Subject to Section 3, if a court of competent jurisdiction shall determine that any provision of this Agreement is void and of no effect, the provisions of this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision, and this Agreement as so amended or modified shall not be rendered unenforceable or impaired but shall remain in force to the fullest extent possible in keeping with the intention of the parties hereto.

                  16. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

                  17. Liability Insurance. The purchase and maintenance of an insurance policy or policies providing directors' and officers' liability insurance shall not in any way limit or affect the rights and obligations of the parties hereto, and the execution and delivery of this Agreement shall not in any way be construed to limit or affect the rights and obligations of the Indemnitor and/or the Indemnitee under any such insurance policy.

                  18. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or three business days after mailing by certified or registered mail, return receipt requested, with postage prepaid:

                           (a)      If to the Indemnitee:

                                    At the address for the Indemnitee shown on the records of the Indemnitor

                           (b)      If to the Indemnitor:

                                    41 Madison Avenue
                                    New York, New York 10010
                                    Attention: President
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or to such other address as the Indemnitee or Indemnitor shall designate in writing pursuant to the above.

                  [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                                  THE INDEMNITOR:

                                                  NELSON COMMUNICATIONS INC.

                                                  By /S/Thomas A. Moore

                                                  THE INDEMNITEE:

                                                   /S/ George S. Frazza
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SCHEDULE TO EXHIBIT 10.16


This Schedule to Exhibit 10.16 is filed pursuant to Instruction 2 to Item 601 of Regulation S-K, which permits in any case where two or more contracts are substantially identical in all material respects except as to parties thereto, the dates of execution, or other details, the filing of a schedule identifying the other documents omitted and setting forth the material details in which such documents differ from the document a copy of which is filed.

The following additional parties executed an Indemnification Agreement in the form filed as Exhibit 10.16 hereto:


Wayne K. Nelson
Thomas A. Moore
Dr. Arthur Hull Hayes, Jr.
William I. Bergman
Dr. Bernard Canavan
Dr. Kathleen M. Foley
Lawrence C. Hoff
Barry MacTaggart
Dr. Herbert Pardes
Robert G. Pinco
Thomas O. Pyle
Kenneth Roman